UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  June 24, 2010

Palatin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

           On June 25, 2010, we entered into a letter agreement (the “Letter Agreement”) with Rodman & Renshaw, LLC (the “Placement Agent”) relating to the sale by us of 10,000,000 units in a “registered direct” offering (the "Offering”) at a purchase price of $0.20 per unit (each, a “Unit”). Each Unit consists of (i) one share of our common stock, par value $0.01 per share (the “Common Stock”) and (ii) one warrant to purchase 0.14 of one share of Common Stock (the “Warrants”).  The Warrants are exercisable immediately upon issuance and have a one-year term, and will be exercisable at an exercise price of $0.20 per share. The sale of the Units is being made pursuant to a Securities Purchase Agreement, dated as of June 25, 2010, between us and certain institutional investors.  The net proceeds to the Company from the sale of the Units, after deducting for the Placement Agent’s fees and offering expenses, will be approximately $1.83 million.  In addition, we will issue to the Placement Agent a warrant to purchase up to 500,000 shares of Common Stock at an exercise price of $0.25 per share (the “Placement Agent Warrant”).  The Placement Agent Warrant is exercisable immediately upon issuance and expires on November 26, 2012.  The Placement Agent has no obligation to buy any shares of Common Stock from us.

           The Letter Agreement, the form of Warrant, the Placement Agent Warrant, the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and the form of Securities Purchase Agreement are filed as Exhibits 1.1, 4.1, 4.2, 5.1 and 10.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by this reference.

           The Units are being sold pursuant to a prospectus supplement dated June 25, 2010 and an accompanying prospectus dated November 27, 2007, pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-146392). The Offering is scheduled to close on or about June 30, 2010, subject to customary closing conditions.  The Placement Agent Warrant is offered and sold by us in reliance upon exemptions from the registration statement requirements by Section 4(2) of the Securities Act of 1933, as amended.

On June 24, 2010, we entered into an agreement (the “Waiver Agreement”) pursuant to which purchasers under a Securities Purchase Agreement dated February 24, 2010 agreed to waive rights to participate in the Offering and the term of Series B Common Stock Purchase Warrants issued pursuant thereto was amended to extend the date of expiration from August 29, 2010 to February 28, 2011.  The form of Waiver Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and such document is incorporated herein by this reference.

Item 8.01                      Other Events.

           On June 25, 2010, we issued a press release, attached as Exhibit 99.1 to this report, concerning the offering.

Item 9.01                      Financial Statements and Exhibits.

(d)            Exhibits:

1.1	Letter agreement dated June 25, 2010 by and between Palatin Technologies, Inc. and Rodman & Renshaw, LLC

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Legal Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. dated June 25, 2010

10.1	Form of Securities Purchase Agreement

10.2	Form of Waiver Agreement

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1)

99.1	Press Release dated June 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date:  June 28, 2010                                                                                                                     By:           /s/ Steven T. Wills
                                                    Stephen T. Wills, CPA, MST
                                                    Executive Vice President - Operations and Chief Financial Officer